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Hilton Exceeds Fourth Quarter and Full Year Expectations; Provides 2018 Outlook

MCLEAN, VA (February 14, 2018) - Hilton Worldwide Holdings Inc. ("Hilton" or the "Company") (NYSE: HLT) today reported its fourth quarter and full year 2017 results. All results herein present the performance of Hilton giving effect to the spin-offs of Park Hotels & Resorts Inc. ("Park") and Hilton Grand Vacations Inc. ("HGV") on January 3, 2017 (the "spin-offs"), with the historical financial results of Park and HGV reflected as discontinued operations. Pro forma comparisons are presented as if the spin-offs occurred on January 1, 2016. Additionally, all share and share-related information presented herein for periods prior to January 3, 2017 have been retrospectively adjusted to reflect the 1-for-3 reverse stock split of Hilton's outstanding common stock that occurred on January 3, 2017 (the "Reverse Stock Split"). Highlights include:

•
Diluted EPS was $2.61 for the fourth quarter and $3.85 for the full year, including, in each case, the provisional effect of tax reform; diluted EPS, adjusted for special items, was $0.54 for the fourth quarter and $2.00 for the full year; on a pro forma basis, diluted EPS, adjusted for special items, increased six percent from the fourth quarter of 2016 and 27 percent from full year 2016

•
Net income was $841 million for the fourth quarter and $1,264 million for the full year, including, in each case, a $665 million provisional tax benefit for tax reform that occurred in the fourth quarter

•
Adjusted EBITDA was $498 million for the fourth quarter, an increase of 10 percent from pro forma Adjusted EBITDA for the fourth quarter of 2016; Adjusted EBITDA was $1,965 million for the full year, an increase of 11 percent from pro forma Adjusted EBITDA for full year 2016

•	Adjusted EBITDA margin was 56.2 percent for the full year, an increase of 260 basis points from pro forma Adjusted EBITDA margin for full year 2016

•	System-wide comparable RevPAR increased 3.8 percent and 2.5 percent for the fourth quarter and full year 2017, respectively, on a currency neutral basis from the same periods in 2016

•	Added 18,400 net rooms in the fourth quarter, totaling 51,600 net rooms for the full year, representing 6.5 percent net unit growth

•	Approved 31,000 new rooms for development during the fourth quarter, growing Hilton's development pipeline to 345,000 rooms, representing 11 percent growth from December 31, 2016

•
Repurchased 3.5 million shares of Hilton common stock for an aggregate cost of $266 million during the fourth quarter, bringing total capital return for the full year, including dividends, to approximately $1.1 billion

•
Full year 2018 net income is projected to be between $802 million and $837 million; Adjusted EBITDA, excluding the application of the new revenue recognition standard, is projected to be between $2,090 million and $2,140 million; Adjusted EBITDA, reflecting the application of the new revenue recognition standard, is projected to be between $2,030 million and $2,080 million, growing 6 percent to 9 percent

•	Cash available for capital return is projected to be between $1.2 billion and $1.6 billion; net unit growth is expected to be 6.5 percent

Overview

Christopher J. Nassetta, President & Chief Executive Officer of Hilton, said, "Our performance for the fourth quarter and full year exceeded the high end of our guidance for Adjusted EBITDA and diluted EPS, adjusted for special items. Given the strength of our brand portfolio, we continue to build momentum in both unit and pipeline growth and now have the largest number of rooms under construction in the industry. We feel great about our set up for 2018 and our ability to continue delivering record-setting results."

For the three months and year ended December 31, 2017, system-wide comparable RevPAR grew 3.8 percent and 2.5 percent, respectively, driven by increases in both ADR and occupancy. In particular, strength at Hilton's international hotels benefited results. Management and franchise fee revenues increased in both periods as a result of increases in RevPAR of 3.7 percent and 2.4 percent, respectively, at comparable managed and franchised hotels, as well as from the addition of new properties to Hilton's portfolio.

During the three months ended December 31, 2017, the Company recognized an aggregate provisional tax benefit of $665 million related to the Tax Cuts and Jobs Act enacted in December 2017. The legislation had no effect on cash taxes for the quarter. See "Non-GAAP Financial Measures Reconciliations—Net Income and Diluted EPS, Adjusted for Special Items" for additional information.

2017 vs. 2016 Pro Forma Results

For the three months ended December 31, 2017, diluted earnings per share ("EPS") from continuing operations was $2.61 compared to a loss per share of $1.09 on a pro forma basis for the three months ended December 31, 2016. Diluted EPS, adjusted for special items, was $0.54 for the three months ended December 31, 2017 compared to $0.51 on a pro forma basis for the three months ended December 31, 2016. Income from continuing operations, net of taxes was $841 million for the three months ended December 31, 2017 compared to a loss of $355 million on a pro forma basis for the three months ended December 31, 2016. Adjusted EBITDA increased 10 percent to $498 million for the three months ended December 31, 2017 compared to $454 million on a pro forma basis for the three months ended December 31, 2016. Management and franchise fees for the three months ended December 31, 2017 increased 13 percent compared to the pro forma three months ended December 31, 2016.

For the year ended December 31, 2017, diluted EPS from continuing operations was $3.85 compared to $0.36 on a pro forma basis for the year ended December 31, 2016. Diluted EPS, adjusted for special items, was $2.00 for the year ended December 31, 2017 compared to $1.57 on a pro forma basis for the year ended December 31, 2016. Income from continuing operations, net of taxes was $1,264 million for the year ended December 31, 2017 compared to $127 million on a pro forma basis for the year ended December 31, 2016. Adjusted EBITDA increased 11 percent to $1,965 million for the year ended December 31, 2017 compared to $1,763 million on a pro forma basis for the year ended December 31, 2016. Management and franchise fees for the year ended December 31, 2017 increased 10 percent compared to the pro forma year ended December 31, 2016.

2017 vs. 2016 Actual Results

For the three months ended December 31, 2017, diluted EPS from continuing operations was $2.61 compared to a loss per share of $1.20 for the three months ended December 31, 2016. Diluted EPS, adjusted for special items, was $0.54 for the three months ended December 31, 2017 compared to $0.41 for the three months ended December 31, 2016. Income from continuing operations, net of taxes was $841 million for the three months ended December 31, 2017 compared to a loss of $388 million for the three months ended December 31, 2016. Adjusted EBITDA was $498 million for the three months ended December 31, 2017 compared to $401 million for the three months ended December 31, 2016.

For the year ended December 31, 2017, diluted EPS from continuing operations was $3.85 compared to a loss per share of $0.05 for the year ended December 31, 2016. Diluted EPS, adjusted for special items, was $2.00 for the year ended December 31, 2017 compared to $1.16 for the year ended December 31, 2016. Income from continuing operations, net of taxes was $1,264 million for the year ended December 31, 2017 compared to a loss of $8 million for the year ended December 31, 2016. Adjusted EBITDA was $1,965 million for the year ended December 31, 2017 compared to $1,543 million for the year ended December 31, 2016.

Development

In the fourth quarter of 2017, Hilton opened 123 hotels consisting of 19,100 rooms, achieving net unit growth of 18,400 rooms. During the full year 2017, Hilton opened 399 hotels consisting of 59,100 rooms, achieving net unit growth of 51,600 rooms.

As of December 31, 2017, Hilton's development pipeline totaled 2,257 hotels consisting of approximately 345,000 rooms throughout 107 countries and territories, including 39 countries and territories where Hilton does not currently have any open hotels. Over 182,000 rooms in the pipeline, or more than half, are located outside the U.S. Additionally, over 174,000 rooms in the pipeline, or more than half, are under construction, representing the largest number of rooms under construction in the industry.

Hilton continues to grow its newest brands with nearly 20 percent of room openings for the year under the Canopy by Hilton, Curio - A Collection by Hilton, Tapestry Collection by Hilton, Home2 Suites by Hilton and Tru by Hilton brands.

Additionally, Hilton achieved several regional milestones including the opening of the 100th Greater China hotel with the Hilton Quanzhou, the 200th Asia Pacific hotel with the Waldorf Astoria Chengdu, the 100th Latin America hotel with the Hilton Rio de Janeiro Copacabana and 100,000 rooms trading in the Europe, Middle East and Africa region.

Balance Sheet and Liquidity

As of December 31, 2017, Hilton had $6.7 billion of long-term debt outstanding, excluding deferred financing costs and discount, with a weighted average interest rate of 4.2 percent.

Total cash and cash equivalents were $670 million as of December 31, 2017, including $100 million of restricted cash and cash equivalents. No borrowings were outstanding under the $1.0 billion revolving credit facility as of December 31, 2017.

During the fourth quarter of 2017, Hilton repurchased 3.5 million shares of its common stock at a cost of approximately $266 million and an average price per share of $74.67. From the inception of Hilton's share repurchase plan in March 2017 through December 31, 2017, Hilton repurchased 13.5 million shares for approximately $891 million at an average price per share of $65.76. In 2018, through February, Hilton repurchased 1.3 million shares of common stock for approximately $110 million at an average price per share of $84.01, bringing buybacks since the program's inception in 2017 to over $1 billion. In November 2017, Hilton's board of directors authorized an additional $1 billion for this program.

In December 2017, Hilton paid a quarterly cash dividend of $0.15 per share on shares of its common stock, for a total of $48 million. Hilton paid a total of $195 million of dividends during 2017. In February 2018, Hilton's board of directors authorized a regular quarterly cash dividend of $0.15 per share of common stock to be paid on or before March 29, 2018 to holders of record of its common stock as of the close of business on March 2, 2018.

Outlook

On January 1, 2018, the Company adopted Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers (Topic 606) ("ASU 2014-09") using the full retrospective approach. The adoption will initially be reflected in the Company's Quarterly Report on Form 10-Q and earnings press release as of and for the three months ending March 31, 2018, with adjustments to prior comparable periods. The provisions of this ASU will not affect the Company's cash flow or cash available for capital return. The significant changes to the Company's revenue recognition as a result of the provisions of ASU 2014-09 include the following:

•
application, initiation and other fees, charged when: (i) new hotels enter Hilton's system, (ii) there is a change of ownership or (iii) contracts are extended, will be recognized over the term of the franchise contract, rather than upon execution of the contract;

•	certain contract acquisition costs related to management and franchise contracts are recognized over the term of the contracts as a reduction to revenue, instead of as amortization expense;

•
incentive management fees are recognized to the extent that it is probable that a significant reversal will not occur as a result of future hotel profits or cash flows, as opposed to recognizing amounts that would be due if the management contract was terminated at the end of the reporting period;

•
revenue related to the Hilton Honors guest loyalty program will be recognized upon point redemption, net of any reward reimbursement paid to a third party, as opposed to recognized on a gross basis at the time points are issued in conjunction with the accrual of the expected future cost of the reward reimbursement; and

•	indirect reimbursable fees related to management and franchise contracts will be recognized as they are billed, as opposed to when Hilton incurs the related expenses.

The changes in revenue recognition for contract acquisition costs will not affect the Company's net income and the changes for incentive management fees will not affect the Company’s net income for any full year period. Upon adoption, the provisions of this ASU will affect certain key metrics reported in the Company's earnings release as follows, applying a statutory tax rate on the adjustments, which does not reflect the provisional effect of tax reform:

•	Full year and first quarter 2017 net income is expected to be reduced by $105 million and $27 million, respectively.

•	Full year and first quarter 2017 Adjusted EBITDA is expected to be reduced by $56 million and $14 million, respectively.

•	Full year and first quarter 2017 diluted EPS, before special items, is expected to be reduced by $0.32 and $0.08, respectively.

•	Full year and first quarter 2017 diluted EPS, adjusted for special items, is expected to increase by $0.06 and $0.02, respectively.

Refer to "Management and Franchise Fees, Reflecting Application of ASU 2014-09" and "Adjusted EBITDA and Pro Forma Adjusted EBITDA" in the schedules to this earnings release for additional details of the effect of this ASU on the Company's results.

Hilton's outlook for the first quarter and full year 2018 includes the effect of ASU 2014-09 discussed above. Share-based metrics in Hilton's outlook do not include the effect of potential share repurchases.

Full Year 2018

•	System-wide RevPAR is expected to increase between 1.0 percent and 3.0 percent on a comparable and currency neutral basis compared to 2017.

•	Diluted EPS, before special items, is projected to be between $2.49 and $2.60.

•	Diluted EPS, adjusted for special items, is projected to be between $2.49 and $2.60.

•	Net income is projected to be between $802 million and $837 million.

•	Adjusted EBITDA is projected to be between $2,030 million and $2,080 million, growing 6 percent to 9 percent.

•	Management and franchise fee revenue is projected to increase between 8 percent and 10 percent compared to 2017.

•	Capital expenditures, excluding amounts reimbursed by hotel owners, are expected to be between $175 million and $200 million.

•	Cash available for capital return is projected to be between $1.2 billion and $1.6 billion.

•	General and administrative expenses are projected to be between $400 million and $425 million.

•	Net unit growth is expected to be approximately 6.5 percent.

First Quarter 2018

•	System-wide RevPAR is expected to increase between 1.0 percent and 3.0 percent on a comparable and currency neutral basis compared to the first quarter of 2017.

•	Diluted EPS, before special items, is projected to be between $0.43 and $0.47.

•	Diluted EPS, adjusted for special items, is projected to be between $0.43 and $0.47.

•	Net income is projected to be between $138 million and $152 million.

•	Adjusted EBITDA is projected to be between $410 million and $430 million.

•	Management and franchise fee revenue is projected to increase between 8 percent and 10 percent compared to the first quarter of 2017.

Conference Call

Hilton will host a conference call to discuss fourth quarter and full year 2017 results on February 14, 2018 at 10:00 a.m. Eastern Time. Participants may listen to the live webcast by logging on to the Hilton Investor Relations website at http://ir.hilton.com/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at http://ir.hilton.com/financial-reporting/quarterly-results/2017.

Alternatively, participants may listen to the live call by dialing 1-888-317-6003 in the United States or 1-412-317-6061 internationally. Please use the conference ID 6928460. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-877-344-7529 in the United States or 1-412-317-0088 internationally using the conference ID 10115659.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the performance of Hilton's business, financial results, liquidity and capital resources and other non-historical statements, including the statements in the "Outlook" section of this press release. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential,"

"continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the hospitality industry, macroeconomic factors beyond Hilton's control, competition for hotel guests and management and franchise contracts, risks related to doing business with third-party hotel owners, performance of Hilton's information technology systems, growth of reservation channels outside of Hilton's system, risks of doing business outside of the United States of America ("U.S.") and Hilton's indebtedness. Additional factors that could cause Hilton's results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I—Item 1A. Risk Factors" of Hilton's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Securities and Exchange Commission ("SEC"), as such factors may be updated from time to time in Hilton's periodic filings with the SEC, including in Hilton's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which is expected to be filed on or about the date of the press release, which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in Hilton's filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles ("GAAP") in this press release, including: net income, adjusted for special items; diluted EPS, adjusted for special items; Adjusted EBITDA; Adjusted EBITDA margin; net debt; and net debt to Adjusted EBITDA ratio. See the schedules to this press release including the "Definitions" section for additional information and reconciliations of such non-GAAP financial measures.

Pro Forma Financial Information

This press release includes pro forma financial information for Hilton adjusted to reflect the spin-offs, including: unaudited pro forma condensed consolidated statements of operations; pro forma net income and diluted EPS, adjusted for special items; pro forma Adjusted EBITDA; pro forma Adjusted EBITDA margin; and pro forma net debt to Adjusted EBITDA ratio. The unaudited pro forma financial information has been prepared to reflect the spin-offs as if they had occurred on January 1, 2016. See “Definitions—Pro Forma Adjustments” for additional details. The unaudited pro forma financial information is provided for informational purposes only and is not necessarily indicative of what Hilton's results of operations would actually have been had the spin-offs occurred on the date indicated.

In addition to the pro forma financial information herein, refer to Hilton's Current Report on Form 8-K filed with the SEC on January 4, 2017 for additional information.

About Hilton

Hilton (NYSE: HLT) is a leading global hospitality company, with a portfolio of 14 world-class brands comprising more than 5,200 properties with more than 856,000 rooms in 105 countries and territories. Hilton is dedicated to fulfilling its mission to be the world’s most hospitable company by delivering exceptional experiences - every hotel, every guest, every time. The Company's portfolio includes Hilton Hotels & Resorts, Waldorf Astoria Hotels & Resorts, Conrad Hotels & Resorts, Canopy by Hilton, Curio Collection by Hilton, DoubleTree by Hilton, Tapestry Collection by Hilton, Embassy Suites by Hilton, Hilton Garden Inn, Hampton by Hilton, Tru by Hilton, Homewood Suites by Hilton, Home2 Suites by Hilton and Hilton Grand Vacations. The Company also manages an award-winning customer loyalty program, Hilton Honors. Hilton Honors members who book directly through preferred Hilton channels have access to instant benefits, including a flexible payment slider that allows members to choose exactly how many Points to combine with money, an exclusive member discount that can’t be found anywhere else and free standard Wi-Fi. Visit newsroom.hilton.com for more information and connect with Hilton on facebook.com/hiltonnewsroom, twitter.com/hiltonnewsroom, linkedIn.com/company/hilton, instagram.com/hiltonnewsroom and youtube.com/hiltonnewsroom.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Three Months Ended December 31,
	2017	2016
	(as reported)	(as reported)	(pro forma adjustments(1))		(pro forma)
Revenues
Franchise fees	$343	$276	$20	(a)	$296
Base and other management fees	81	63	18	(a)	81
Incentive management fees	62	39	15	(a)	54
Owned and leased hotels	385	363	—		363
Other revenues	27	29	—		29
	898	770	53		823
Other revenues from managed and franchised properties	1,381	1,069	273	(b)	1,342
Total revenues	2,279	1,839	326		2,165

Expenses
Owned and leased hotels	339	314	—		314
Depreciation and amortization	88	91	—		91
General and administrative	108	116	—		116
Other expenses	15	12	—		12
	550	533	—		533
Other expenses from managed and franchised properties	1,381	1,069	273	(b)	1,342
Total expenses	1,931	1,602	273		1,875

Gain on sales of assets, net	—	7	—		7

Operating income	348	244	53		297

Interest expense	(104)	(108)	—		(108)
Gain on foreign currency transactions	—	20	—		20
Other non-operating income, net	12	9	—		9

Income from continuing operations before income taxes	256	165	53		218

Income tax benefit (expense)	585	(553)	(20)	(c)	(573)

Income (loss) from continuing operations, net of taxes	841	(388)	33		(355)
Income from discontinued operations, net of taxes	—	6	—		6
Net income (loss)	841	(382)	33		(349)
Net income attributable to noncontrolling interests	(1)	(5)	—		(5)
Net income (loss) attributable to Hilton stockholders	$840	$(387)	$33		$(354)

Weighted average shares outstanding(2)
Basic	319	329		(d)	329
Diluted	322	329		(d)	329

Earnings (loss) per share
Basic:
Net income (loss) from continuing operations per share	$2.63	$(1.20)			$(1.09)
Net income from discontinued operations per share	—	0.02
Net income (loss) per share	$2.63	$(1.18)

Diluted:
Net income (loss) from continuing operations per share	$2.61	$(1.20)			$(1.09)
Net income from discontinued operations per share	—	0.02
Net income (loss) per share	$2.61	$(1.18)

Cash dividends declared per share(2)	$0.15	$0.21			$0.21
___________

(1)	Pro forma adjustments include the effect of the spin-offs of Park and HGV, excluding amounts reported as discontinued operations. See "Definitions—Pro Forma Adjustments" for additional details.

(2)
Weighted average shares outstanding used in the computation of basic and diluted earnings (loss) per share and cash dividends declared per share for the three months ended December 31, 2016 was adjusted to reflect the Reverse Stock Split.

HILTON WORLDWIDE HOLDINGS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Year Ended December 31,
	2017	2016
	(as reported)	(as reported)	(pro forma adjustments(1))		(pro forma)
Revenues
Franchise fees	$1,382	$1,154	$80	(a)	$1,234
Base and other management fees	336	242	79	(a)	321
Incentive management fees	222	142	59	(a)	201
Owned and leased hotels	1,450	1,452	—		1,452
Other revenues	105	82	—		82
	3,495	3,072	218		3,290
Other revenues from managed and franchised properties	5,645	4,310	1,138	(b)	5,448
Total revenues	9,140	7,382	1,356		8,738

Expenses
Owned and leased hotels	1,286	1,295	—		1,295
Depreciation and amortization	347	364	—		364
General and administrative	434	403	—		403
Other expenses	56	66	—		66
	2,123	2,128	—		2,128
Other expenses from managed and franchised properties	5,645	4,310	1,138	(b)	5,448
Total expenses	7,768	6,438	1,138		7,576

Gain on sales of assets, net	—	8	—		8

Operating income	1,372	952	218		1,170

Interest expense	(408)	(394)	—		(394)
Gain (loss) on foreign currency transactions	3	(16)	—		(16)
Loss on debt extinguishment	(60)	—	—		—
Other non-operating income, net	23	14	—		14

Income from continuing operations before income taxes	930	556	218		774

Income tax benefit (expense)	334	(564)	(83)	(c)	(647)

Income (loss) from continuing operations, net of taxes	1,264	(8)	135		127
Income from discontinued operations, net of taxes	—	372	—		372
Net income	1,264	364	135		499
Net income attributable to noncontrolling interests	(5)	(16)	—		(16)
Net income attributable to Hilton stockholders	$1,259	$348	$135		$483

Weighted average shares outstanding(2)
Basic	324	329		(d)	329
Diluted	327	329		(d)	329

Earnings (loss) per share
Basic:
Net income (loss) from continuing operations per share	$3.88	$(0.05)			$0.36
Net income from discontinued operations per share	—	1.11
Net income per share	$3.88	$1.06

Diluted:
Net income (loss) from continuing operations per share	$3.85	$(0.05)			$0.36
Net income from discontinued operations per share	—	1.11
Net income per share	$3.85	$1.06

Cash dividends declared per share(2)	$0.60	$0.84			$0.84
___________

(1)	Pro forma adjustments include the effect of the spin-offs of Park and HGV, excluding amounts reported as discontinued operations. See "Definitions—Pro Forma Adjustments" for additional details.

(2)
Weighted average shares outstanding used in the computation of basic and diluted earnings (loss) per share and cash dividends declared per share for the year ended December 31, 2016 was adjusted to reflect the Reverse Stock Split.

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION
(unaudited)

	Three Months Ended December 31,
	Occupancy			ADR		RevPAR
	2017	vs. 2016		2017	vs. 2016	2017	vs. 2016
U.S.	72.5%	1.5%	pts.	$144.37	1.1%	$104.70	3.2%
Americas (excluding U.S.)	68.7	2.1		124.41	3.0	85.48	6.2
Europe	74.3	1.6		144.29	1.6	107.22	3.9
Middle East & Africa	70.7	7.8		145.43	(5.6)	102.81	6.1
Asia Pacific	74.2	3.5		146.80	2.6	108.97	7.6
System-wide	72.6	1.8		143.65	1.2	104.25	3.8

	Year Ended December 31,
	Occupancy			ADR		RevPAR
	2017	vs. 2016		2017	vs. 2016	2017	vs. 2016
U.S.	76.3%	0.4%	pts.	$146.78	1.0%	$111.93	1.5%
Americas (excluding U.S.)	71.5	2.1		124.47	2.1	89.04	5.3
Europe	75.3	3.2		141.20	2.1	106.37	6.6
Middle East & Africa	67.1	5.5		145.16	(5.0)	97.42	3.6
Asia Pacific	72.9	4.9		140.36	0.1	102.39	7.3
System-wide	75.5	1.2		144.78	0.9	109.27	2.5

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY BRAND
(unaudited)

	Three Months Ended December 31,
	Occupancy			ADR		RevPAR
	2017	vs. 2016		2017	vs. 2016	2017	vs. 2016
Waldorf Astoria Hotels & Resorts	69.6%	2.4%	pts.	$331.75	2.7%	$230.91	6.3%
Conrad Hotels & Resorts	73.4	3.6		262.37	2.1	192.58	7.5
Hilton Hotels & Resorts	74.1	2.3		168.40	0.8	124.79	4.1
Curio - A Collection by Hilton	70.0	4.4		191.42	2.2	133.94	8.9
DoubleTree by Hilton	71.3	1.6		134.91	1.3	96.13	3.6
Embassy Suites by Hilton	75.8	1.5		156.05	1.1	118.34	3.1
Hilton Garden Inn	72.1	1.8		130.61	0.8	94.16	3.3
Hampton by Hilton	70.4	1.3		118.76	1.1	83.55	2.9
Homewood Suites by Hilton	76.8	2.3		133.38	1.6	102.46	4.7
Home2 Suites by Hilton	74.2	2.8		114.66	0.8	85.09	4.7
System-wide	72.6	1.8		143.65	1.2	104.25	3.8

	Year Ended December 31,
	Occupancy			ADR		RevPAR
	2017	vs. 2016		2017	vs. 2016	2017	vs. 2016
Waldorf Astoria Hotels & Resorts	69.5%	0.3%	pts.	$329.40	3.4%	$228.89	3.8%
Conrad Hotels & Resorts	72.5	3.2		246.13	0.1	178.50	4.8
Hilton Hotels & Resorts	75.6	1.9		167.48	0.6	126.63	3.1
Curio - A Collection by Hilton	71.7	5.2		192.25	(0.2)	137.82	7.6
DoubleTree by Hilton	74.2	1.3		135.47	0.8	100.55	2.6
Embassy Suites by Hilton	79.1	0.7		161.39	0.9	127.64	1.8
Hilton Garden Inn	75.5	0.8		132.87	0.6	100.33	1.7
Hampton by Hilton	74.3	0.6		122.02	1.0	90.65	1.8
Homewood Suites by Hilton	80.2	1.6		136.32	0.9	109.30	2.9
Home2 Suites by Hilton	78.7	2.9		116.91	1.1	92.03	5.0
System-wide	75.5	1.2		144.78	0.9	109.27	2.5

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY SEGMENT
(unaudited)

	Three Months Ended December 31,
	Occupancy			ADR		RevPAR
	2017	vs. 2016		2017	vs. 2016	2017	vs. 2016
Management and franchise	72.4	1.9%	pts	142.35	1.1	103.12	3.7
Ownership(1)	76.5	0.3		181.11	3.5	138.61	4.0
System-wide	72.6	1.8		143.65	1.2	104.25	3.8

	Year Ended December 31,
	Occupancy			ADR		RevPAR
	2017	vs. 2016		2017	vs. 2016	2017	vs. 2016
Management and franchise	75.4%	1.2%	pts	143.75	0.8	108.40	2.4
Ownership(1)	77.4	1.6		175.39	3.1	135.75	5.4
System-wide	75.5	1.2		144.78	0.9	109.27	2.5
____________

(1)	Includes owned and leased hotels, as well as hotels owned or leased by entities in which Hilton has a noncontrolling interest.

HILTON WORLDWIDE HOLDINGS INC.
MANAGEMENT AND FRANCHISE FEES, REFLECTING APPLICATION OF ASU 2014-09
(unaudited, dollars in millions)

	Three Months Ended				Year Ended December 31, 2017
	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017
Franchise fees, as reported	$294	$372	$373	$343	$1,382
Deferral of application, initiation and other fees(1)	(11)	(16)	(14)	(15)	(56)
Amortization of contract acquisition costs(2)	(1)	(1)	(1)	(2)	(5)
Franchise fees, reflecting application of ASU 2014-09	282	355	358	326	1,321

Base and other management fees, as reported	83	85	87	81	336
Amortization of contract acquisition costs(2)	(2)	(4)	—	(3)	(9)
Base and other management fees, reflecting application of ASU 2014-09	81	81	87	78	327

Incentive management fees, as reported	52	56	52	62	222
Constrained revenue(3)	(3)	1	1	1	—
Incentive management fees, reflecting application of ASU 2014-09	49	57	53	63	222
Management and franchise fees, reflecting application of ASU 2014-09	$412	$493	$498	$467	$1,870
____________

(1)	Represents application, initiation and other fees that will be recognized over the term of the franchise contract, rather than upon execution of the contract.

(2)
Represents the recognition of certain contract acquisition costs related to management and franchise contracts over the term of the contracts as a reduction to revenue, instead of as amortization expense.

(3)
Represents the recognition of incentive management fees that do not exceed the forecasted fees for the full incentive period, to the extent that it is probable that a significant reversal will not occur as a result of future hotel profits or cash flows. Amounts were previously recognized as they would be due if the management contract was terminated at the end of the reporting period. There are no changes to total annual incentive management fees revenue as a result of ASU 2014-09.

HILTON WORLDWIDE HOLDINGS INC.
PROPERTY SUMMARY
As of December 31, 2017

	Owned / Leased(1)		Managed		Franchised		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Waldorf Astoria Hotels & Resorts
U.S.	1	215	12	5,451	—	—	13	5,666
Americas (excluding U.S.)	—	—	1	142	1	984	2	1,126
Europe	2	463	4	898	—	—	6	1,361
Middle East & Africa	—	—	3	703	—	—	3	703
Asia Pacific	—	—	3	723	—	—	3	723
Conrad Hotels & Resorts
U.S.	—	—	4	1,287	1	319	5	1,606
Americas (excluding U.S.)	—	—	2	402	1	294	3	696
Europe	—	—	4	1,155	—	—	4	1,155
Middle East & Africa	1	614	3	1,076	—	—	4	1,690
Asia Pacific	1	164	15	4,630	2	768	18	5,562
Canopy by Hilton
U.S.	—	—	—	—	1	175	1	175
Europe	—	—	—	—	1	112	1	112
Hilton Hotels & Resorts
U.S.	—	—	65	48,048	179	54,319	244	102,367
Americas (excluding U.S.)	1	405	25	9,235	17	5,469	43	15,109
Europe	55	14,935	54	16,359	33	9,430	142	40,724
Middle East & Africa	5	1,998	44	13,427	2	605	51	16,030
Asia Pacific	7	3,412	84	30,955	7	2,826	98	37,193
Curio - A Collection by Hilton
U.S.	—	—	4	1,981	26	5,694	30	7,675
Americas (excluding U.S.)	—	—	—	—	7	1,271	7	1,271
Europe	—	—	2	189	6	764	8	953
Middle East & Africa	—	—	1	201	—	—	1	201
Asia Pacific	—	—	2	448	—	—	2	448
DoubleTree by Hilton
U.S.	—	—	37	12,241	301	71,450	338	83,691
Americas (excluding U.S.)	—	—	4	809	21	4,351	25	5,160
Europe	—	—	11	2,915	81	13,984	92	16,899
Middle East & Africa	—	—	10	2,350	4	488	14	2,838
Asia Pacific	—	—	49	14,220	2	965	51	15,185
Tapestry Collection by Hilton
U.S.	—	—	—	—	4	467	4	467
Embassy Suites by Hilton
U.S.	—	—	44	11,568	193	43,659	237	55,227
Americas (excluding U.S.)	—	—	3	667	5	1,322	8	1,989
Hilton Garden Inn
U.S.	—	—	4	430	634	87,739	638	88,169
Americas (excluding U.S.)	—	—	8	1,084	36	5,594	44	6,678
Europe	—	—	21	3,870	38	6,230	59	10,100
Middle East & Africa	—	—	7	1,574	—	—	7	1,574
Asia Pacific	—	—	23	4,917	—	—	23	4,917
Hampton by Hilton
U.S.	—	—	47	5,806	2,097	204,936	2,144	210,742
Americas (excluding U.S.)	—	—	13	1,677	89	10,651	102	12,328
Europe	—	—	15	2,439	52	8,016	67	10,455
Asia Pacific	—	—	—	—	25	3,809	25	3,809
Tru by Hilton
U.S.	—	—	—	—	9	911	9	911
Homewood Suites by Hilton
U.S.	—	—	21	2,241	410	46,786	431	49,027
Americas (excluding U.S.)	—	—	3	358	17	1,920	20	2,278
Home2 Suites by Hilton
U.S.	—	—	—	—	201	20,698	201	20,698
Americas (excluding U.S.)	—	—	—	—	3	317	3	317
Other	—	—	4	1,759	1	250	5	2,009
Hotels	73	22,206	656	208,235	4,507	617,573	5,236	848,014
Hilton Grand Vacations	—	—	—	—	48	8,101	48	8,101
Total	73	22,206	656	208,235	4,555	625,674	5,284	856,115
____________

(1)	Includes hotels owned or leased by entities in which Hilton owns a noncontrolling interest.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES
(unaudited, dollars in millions)

	Three Months Ended
	December 31,		Increase / (Decrease)
	2017	2016	$	%
Capital expenditures for property and equipment(1)	$22	$20	2	10.0
Capitalized software costs(2)	30	23	7	30.4
Contract acquisition costs	24	20	4	20.0
Total capital expenditures	$76	$63	13	20.6

	Year Ended
	December 31,		Increase / (Decrease)
	2017	2016	$	%
Capital expenditures for property and equipment(1)	$58	$62	(4)	(6.5)
Capitalized software costs(2)	75	73	2	2.7
Contract acquisition costs	75	55	20	36.4
Total capital expenditures	$208	$190	18	9.5
____________

(1)	Includes expenditures for hotels, corporate and other property and equipment.

(2)
Includes $25 million and $16 million of expenditures that are reimbursed by hotel owners for the three months ended December 31, 2017 and 2016, respectively, and $53 million and $43 million for the years ended December 31, 2017 and 2016, respectively.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS AND
PRO FORMA NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(unaudited, in millions, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Income (loss) from continuing operations attributable to Hilton stockholders, net of taxes, as reported	$840	$(393)	$1,259	$(18)
Diluted EPS from continuing operations, as reported	$2.61	$(1.20)	$3.85	$(0.05)
Special items:
Loss on debt extinguishment	$—	$—	$60	$—
Transaction costs(1)	1	—	18	—
Financing transactions(2)	—	14	5	18
Asset dispositions(3)	—	(3)	12	15
Tax-related adjustments(4)	(665)	513	(665)	360
Other adjustments(5)	(3)	13	(3)	28
Total special items before tax	(667)	537	(573)	421
Income tax benefit (expense) on special items	1	(8)	(33)	(22)
Total special items after tax	$(666)	$529	$(606)	$399

Net income, adjusted for special items	$174	$136	$653	$381
Diluted EPS, adjusted for special items	$0.54	$0.41	$2.00	$1.16

Net income, adjusted for special items, including pro forma adjustments(6)		$169		$516
Diluted EPS, adjusted for special items, including pro forma adjustments(6)		$0.51		$1.57
____________

(1)
Includes expenses related to the spin-offs that were recognized in general and administrative expenses. Transaction costs for the three months and year ended December 31, 2016 are included in discontinued operations and, therefore, are excluded from the presentation above.

(2)	Includes expenses incurred in connection with the refinancing of the senior secured term loan facility that were recognized in other non-operating income, net.

(3)
Includes severance costs that were recognized in general and administrative expenses from the February 2015 sale of the Waldorf Astoria New York and, for the three months and year ended December 31, 2016, includes a gain from the sale of an asset recognized in gain on sales of assets, net.

(4)
The three months and year ended December 31, 2017 include an aggregate provisional tax benefit of $665 million recognized in the fourth quarter of 2017 in relation to the Tax Cuts and Jobs Act enacted in December 2017, which did not have an effect on cash paid for taxes during the year. The three months and year ended December 31, 2016 include an aggregate tax charge of $513 million incurred in the fourth quarter of 2016 related to a corporate restructuring executed before the spin-offs, which did not have an effect on cash paid for taxes during the year. The amount during the year ended December 31, 2016 also relates to the release of reserves of unrecognized tax benefits that Hilton has either settled or determined that Hilton was more likely than not to receive the full benefit for. These amounts were recognized in income tax benefit (expense).

(5)
The three months and year ended December 31, 2017 include a gain recorded as a result of the modification of a lease agreement recognized in other non-operating income, net, and impairment losses. The year ended December 31, 2016 includes impairment losses, and the three months and year ended December 31, 2016 include estimated settlement costs for a contractual dispute and secondary offering expenses recognized in general and administrative expenses.

(6)	Reflects the effect of the spin-offs as if they had occurred on January 1, 2016. See “Definitions—Pro Forma Adjustments” for additional details.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
ADJUSTED EBITDA AND PRO FORMA ADJUSTED EBITDA
(unaudited, dollars in millions)

	Three Months Ended December 31,
	2017	2016
	(as reported)	(as reported)	(pro forma)
Income (loss) from continuing operations, net of taxes	$841	$(388)	$(355)
Interest expense	104	108	108
Income tax expense (benefit)	(585)	553	573
Depreciation and amortization	88	91	91
EBITDA	448	364	417
Gain on sales of assets, net	—	(7)	(7)
Gain on foreign currency transactions	—	(20)	(20)
FF&E replacement reserve	18	14	14
Share-based compensation expense	30	19	19
Other adjustment items(1)	2	31	31
Adjusted EBITDA	$498	$401	$454

Deferral of application, initiation and other fees(2)	(15)
Constrained revenue(3)	1
Adjusted EBITDA, reflecting application of ASU 2014-09	$484

	Year Ended December 31,
	2017	2016
	(as reported)	(as reported)	(pro forma)
Income (loss) from continuing operations, net of taxes	$1,264	$(8)	$127
Interest expense	408	394	394
Income tax expense (benefit)	(334)	564	647
Depreciation and amortization	347	364	364
EBITDA	1,685	1,314	1,532
Gain on sales of assets, net	—	(8)	(8)
Loss (gain) on foreign currency transactions	(3)	16	16
Loss on debt extinguishment	60	—	—
FF&E replacement reserve	55	55	55
Share-based compensation expense	121	81	83
Other adjustment items(1)	47	85	85
Adjusted EBITDA	$1,965	$1,543	$1,763

Deferral of application, initiation and other fees(2)	(56)	(59)	(59)
Adjusted EBITDA, reflecting application of ASU 2014-09	$1,909	$1,484	$1,704
____________

(1)
Includes adjustments for severance, impairment loss and other items. The three months and year ended December 31, 2017 also includes transaction costs. Transaction costs for the three months and year ended December 31, 2016 are included in discontinued operations and, therefore, are excluded from the presentation above.

(2)	Represents application, initiation and other fees that will be recognized over the term of the franchise contract, rather than upon execution of the contract.

(3)
Represents the recognition of incentive management fees that do not exceed the forecasted fees for the full incentive period, to the extent that it is probable that a significant reversal will not occur as a result of future hotel profits or cash flows. Amounts were previously recognized as they would be due if the management contract was terminated at the end of the reporting period. There are no changes to total annual incentive management fees revenue as a result of ASU 2014-09.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
ADJUSTED EBITDA MARGIN AND PRO FORMA ADJUSTED EBITDA MARGIN
(unaudited, dollars in millions)

	Three Months Ended December 31,
	2017	2016
	(as reported)	(as reported)	(pro forma)
Total revenues, as reported	$2,279	$1,839	$2,165
Less: other revenues from managed and franchised properties	(1,381)	(1,069)	(1,342)
Total revenues, excluding other revenues from managed and franchised properties	$898	$770	$823

Adjusted EBITDA	$498	$401	$454

Adjusted EBITDA margin	55.5%	52.1%	55.2%

	Year Ended December 31,
	2017	2016
	(as reported)	(as reported)	(pro forma)
Total revenues, as reported	$9,140	$7,382	$8,738
Less: other revenues from managed and franchised properties	(5,645)	(4,310)	(5,448)
Total revenues, excluding other revenues from managed and franchised properties	$3,495	$3,072	$3,290

Adjusted EBITDA	$1,965	$1,543	$1,763

Adjusted EBITDA margin	56.2%	50.2%	53.6%

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET DEBT, NET DEBT TO ADJUSTED EBITDA RATIO AND
PRO FORMA NET DEBT TO ADJUSTED EBITDA RATIO
(unaudited, in millions)

	December 31,
	2017	2016
Long-term debt, including current maturities	$6,602	$6,616
Add: unamortized deferred financing costs and discount	81	90
Long-term debt, including current maturities and excluding unamortized deferred financing costs and discount	6,683	6,706
Add: Hilton's share of unconsolidated affiliate debt, excluding unamortized deferred financing costs	13	12
Less: cash and cash equivalents	(570)	(1,062)
Less: restricted cash and cash equivalents	(100)	(121)
Net debt	$6,026	$5,535

Adjusted EBITDA	$1,965	$1,543

Net debt to Adjusted EBITDA ratio	3.1	3.6

Pro forma Adjusted EBITDA		$1,763

Pro forma net debt to Adjusted EBITDA ratio		3.1

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
FORECASTED 2018
(unaudited, in millions, except per share data)

	Three Months Ending March 31, 2018
	Low Case	High Case
Net income attributable to Hilton stockholders, before special items	$137	$151
Diluted EPS, before special items	$0.43	$0.47

Net income, adjusted for special items	$137	$151
Diluted EPS, adjusted for special items(1)	$0.43	$0.47

	Year Ending December 31, 2018
	Low Case	High Case
Net income attributable to Hilton stockholders, before special items	$798	$833
Diluted EPS, before special items	$2.49	$2.60

Net income, adjusted for special items	$798	$833
Diluted EPS, adjusted for special items(1)	$2.49	$2.60
____________

(1)	Does not include the effect of potential share repurchases.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: ADJUSTED EBITDA
FORECASTED 2018
(unaudited, in millions)

	Three Months Ending March 31, 2018
	Low Case	High Case
Net income	$138	$152
Interest expense	85	85
Income tax expense	56	62
Depreciation and amortization	82	82
EBITDA	361	381
FF&E replacement reserve	12	12
Share-based compensation expense	26	26
Other adjustment items(1)	11	11
Adjusted EBITDA	$410	$430

Effect of adoption of ASU 2014-09	16	16
Adjusted EBITDA, excluding the application of ASU 2014-09	$426	$446

	Year Ending December 31, 2018
	Low Case	High Case
Net income	$802	$837
Interest expense	346	346
Income tax expense	327	342
Depreciation and amortization	336	336
EBITDA	1,811	1,861
FF&E replacement reserve	49	49
Share-based compensation expense	120	120
Other adjustment items(1)	50	50
Adjusted EBITDA	$2,030	$2,080

Effect of adoption of ASU 2014-09	60	60
Adjusted EBITDA, excluding the application of ASU 2014-09	$2,090	$2,140
____________

(1)	Includes adjustments for severance and other items.

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

Pro Forma Adjustments

The unaudited pro forma condensed consolidated statements of operations are based on Hilton's unaudited condensed consolidated statement of operations for the three months ended December 31, 2016 and Hilton's audited consolidated statement of operations for the year ended December 31, 2016, which have been adjusted to reflect the spin-offs of Park and HGV as if they had occurred on January 1, 2016. The unaudited pro forma adjustments are based on estimates, accounting judgments and currently available information and assumptions that Hilton management believes are reasonable. The pro forma adjustments include the following:

(a)
The management and franchise fee revenue related to the management and franchise contracts with Park, effective at completion of the spin-offs, as well as the franchise fee revenue related to the license agreement with HGV, effective at completion of the spin-offs.

(b)
The revenues and expenses for payroll and related costs, certain other operating costs, marketing expenses and other expenses associated with Hilton's brands and shared services that will be directly reimbursed to Hilton by Park under the terms of the management and franchise contracts with Park, effective at completion of the spin-offs.

(c)	The income tax effect of the pro forma adjustments by applying an estimated statutory tax rate of 38 percent.

(d)
Pro forma basic and diluted weighted average shares outstanding were based on the historical weighted average number of common shares outstanding, and the calculation of pro forma diluted weighted average shares outstanding reflects the effect of the spin-offs.

Refer to pro forma financial information included in the Current Report on Form 8-K filed with the SEC on January 4, 2017 for additional details on the pro forma adjustments.

The adjustments in the unaudited pro forma condensed consolidated statements of operations do not include general and administrative expenses that do not meet the requirements to be presented in discontinued operations as they are not specifically related to Park or HGV. Accordingly, the pro forma general and administrative expenses are not necessarily indicative of future general and administrative expenses of Hilton. The unaudited pro forma condensed consolidated statements of operations also do not reflect any cost savings that Hilton believes could have been achieved had the spin-offs been completed on the date indicated.

Net Income and EPS, Adjusted for Special Items

Net income and EPS, adjusted for special items, are not recognized terms under GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. In addition, the Company's definition of net income and EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income and EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company's ongoing operations.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

Earnings before interest expense, taxes and depreciation and amortization ("EBITDA"), presented herein, reflects income (loss) from continuing operations, net of taxes, excluding interest expense, a provision for income taxes and depreciation and amortization.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including gains, losses and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated investments; (ii) foreign currency transactions; (iii) debt restructurings and retirements; (iv) furniture, fixtures and equipment ("FF&E") replacement reserves required under certain lease agreements; (v) reorganization costs; (vi) share-based compensation expense; (vii) non-cash impairment losses; (viii) severance, relocation and other expenses; and (ix) other items.

Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues, excluding other revenues from managed and franchised properties.

The Company believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) these measures are among the measures used by the Company's management team to evaluate its operating performance and make day-to-day operating decisions; and (ii) these measures are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry. Additionally, these measures exclude certain items that can vary widely across different industries and among competitors within the Company's industry. For instance, interest expense and the provision for income taxes are dependent on company specifics, including, among other things, the Company's capital structure and operating jurisdictions, respectively, and, therefore could vary significantly across companies. Depreciation and amortization are dependent upon company policies, including the method of acquiring and depreciating assets and the useful lives that are used. For Adjusted EBITDA, the Company also excludes items such as (i) share-based compensation expense, as this could vary widely among companies due to the different plans in place and the usage of them; (ii) FF&E replacement reserve to be consistent with the treatment of FF&E for its owned and leased hotels where it is capitalized and depreciated over the life of the FF&E; and (iii) other items that are not core to the Company's operations and are not reflective of the Company's performance.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under GAAP and should not be considered as alternatives, in isolation or as a substitute, to net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. The Company's definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies and may have limitations as analytical tools.

Net Debt

Net debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net debt is calculated as (i) long-term debt, including current maturities and excluding unamortized deferred financing costs and discount; and (b) the Company's share of unconsolidated affiliate debt, excluding unamortized deferred financing costs; reduced by (a) cash and cash equivalents; and (ii) restricted cash and cash equivalents. Net debt should not be considered as a substitute to debt presented in accordance with GAAP. Net debt may not be comparable to a similarly titled measure of other companies.

The Company believes net debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies.

Net Debt to Adjusted EBITDA Ratio

Net debt to Adjusted EBITDA ratio, presented herein, is a non-GAAP financial measure and is included as it is frequently used by securities analysts, investors and other interested parties to compare the financial condition of companies. Net debt to Adjusted EBITDA ratio should not be considered as an alternative to measures of financial condition derived in accordance with GAAP, and it may not be comparable to a similarly titled measure of other companies.

Comparable Hotels

The Company defines comparable hotels as those that: (i) were active and operating in the Company's system for at least one full calendar year as of the end of the current period, and open January 1st of the previous year; (ii) have not undergone a change in brand or ownership type during the current or comparable periods reported, excluding the hotels distributed in the spin-offs; and (iii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results are not available.

Of the 5,236 hotels in the Company's system as of December 31, 2017, 3,909 hotels were classified as comparable hotels. The 1,327 non-comparable hotels included 284 hotels, or approximately five percent of the total hotels in the system, that were removed from the comparable group during the year.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels for a given period. Occupancy measures the utilization of the hotels' available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable average daily rate levels as demand for hotel rooms increases or decreases.

Average Daily Rate ("ADR")

ADR represents hotel room revenue divided by total number of room nights sold for a given period. ADR measures average room price attained by a hotel, and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room ("RevPAR")

RevPAR is calculated by dividing hotel room revenue by total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company's performance as it provides a metric correlated to two primary and key drivers of operations at a hotel or group of hotels: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to RevPAR, ADR and occupancy throughout this press release are presented on a comparable basis and references to RevPAR and ADR are presented on a currency neutral basis (all periods presented use the actual exchange rates for the three months and year ended December 31, 2017, as applicable), unless otherwise noted.